Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-191600) and Forms S-3 (File No. 333-200151 and File No. 333-200152) of our report dated March 15, 2016, with respect to the consolidated financial statements of Cherry Hill Mortgage Investment Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
New York, New York
March 15, 2016